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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 2000 relating to the consolidated financial statements, which appears in E Com Ventures, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers, LLP
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    PricewaterhouseCoopers, LLP


Miami, Florida
July 7, 2000